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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------

                                 FORM 8-K/A NO.1

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): March 22, 1996

                                 ---------------

                             DHB CAPITAL GROUP INC.
             (exact name of registrant as specified in its charter)

                                     0-22429
                            (Commission File Number)

        DELAWARE                                         11-3129361
(State or other jurisdiction of                      IRS Employer
incorporation or organization)                       Identification Number)


              11 Old Westbury Road, Old Westbury, New York 11568
  (Address, including zip code or registrant's principal executive offices)

                                (516) 997-1155
        (Telephone number, including area code, of agent for service)

This filing of Form 8-K/A No. 1 amends the Current Report on Form 8-K dated April 5, 1996 of DHB Capital Group Inc. (the "Registrant"). The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of such report on Form 8-K date April 5, 1996 (the "Form 8- K") as set forth below:

ITEM. 7.          FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements of business acquired.

         The following financial statements are annexed hereto:
         1. The Company:
                  Independent Auditors' Report (Capraro, Centofranchi,  Kramer &
                     Co PC) Report on Financial Statements as of and for the Year ended 12/31/95.
                  Consolidated Balance Sheet as of 12/31/95
                  Consolidated  Statements of  Income(Loss)  for the Years ended
                      12/31/95 and 12/31/94.
                  Consolidated Statements of Stockholders'  Equity for the Years
                      ended 12/31/95 and 12/31/94.
                  Consolidated  Statements  of Cash  Flows for the  Years  ended
                      12/31/95 and 12/31/94.
                  Notes to the Consolidated Financial Statements
         2.  Orthopedic Products, Inc.
                  Independent  Auditors' Report (Jay Howard Linn, CPA) Report on
                     the Financial Statements as of and for the Year ended 9/30/95.
                  Balance Sheet as of 09/30/95
                  Statements of Operations  and Retained  Earnings for the Years
                     ended 09/30/95 and 09/30/94.
                  Statements  of Cash  Flows for the Years  ended  09/30/95  and
                      09/30/94.
                  Notes to the Consolidated Financial Statements
         3. Interim Financial Information
             The Company:
                  Unaudited Consolidated Balance Sheet as of 09/30/96
                  Unaudited  Consolidated  Statements  of  Income(Loss)  for the
                     three months ended 09/30/96 and 09/30/95.
                  Unaudited Consolidated Statements of Income(Loss) for the nine months ended 09/30/96 and 09/30/95.
                  Unaudited  Consolidated  Statements of Cash Flows for the nine months ended 09/30/96 and 09/30/95.
                  Unaudited Notes to the Consolidated Financial Statements
             Orthopedic Products, Inc.:
                  Unaudited Balance Sheet as of 12/31/95
                  Unaudited  Statements of Operations and Retained  Earnings for
                     the three months ended 12/31/95.
                  Unaudited Consolidated  Statements of Cash Flows for the three months ended 12/31/95.
         4.Unaudited Proforma Combined Financial Statements
                  Introduction
                  Unaudited  proforma  Consolidated  Statement of Income for the
                      Year ended 12/31/95.
                  Unaudited Proforma Consolidated  Statement of Income(Loss) for
                      the Nine Months Ended 09/30/96.

                          INDEPENDENT AUDITORS' REPORT



   The Board of Directors of
   DHB Capital Group Inc.

   We have audited the accompanying consolidated balance sheet of DHB Capital Group Inc. and Subsidiaries as of December 31, 1995 and the related consolidated statements of income (loss), stockholders' equity and cash flows for the years ended December 31, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DHB Capital Group Inc. and Subsidiaries as of December 31, 1995, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.




                                    /s/Capraro, Centofranchi, Kramer & Co., P.C.
                                    --------------------------------------------
                                       Capraro, Centofranchi, Kramer & Co., P.C.
South Huntington, New York
March 14, 1996

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1995
                                     ASSETS
                                     ------
CURRENT ASSETS
   Cash and cash equivalents                                       $    475,108
   Marketable securities                                              1,829,856
   Accounts receivable, less allowance for doubtful
         accounts of $70,000                                          3,819,571
   Inventories                                                        7,856,199
   Prepaid expenses and other current assets                            208,510
                                                                   ------------
                  Total Current Assets                             $ 14,189,244
   PROPERTY AND EQUIPMENT, at cost, net of accumulated
         depreciation and amortization of $325,454                    1,077,066


   OTHER ASSETS
         Intangible assets, net                                         721,327
         Investments in non-marketable securities                     3,316,750
         Deposits and other assets                                      160,821
                                                                   ------------
                  Total Other Assets                                  4,198,898
                                                                   ------------
                  TOTAL ASSETS                                     $ 19,465,208
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
    CURRENT LIABILITIES
         Note Payable                                              $  2,550,000
         Accounts Payable                                             2,847,690
         Due to shareholders                                          1,890,000
         Accrued expenses and other current liabilities                 301,068
         Deferred taxes payable                                          23,700
         State income taxes payable                                      50,782
                                                                   ------------
                  Total Current Liabilities                        $  7,663,240

   COMMITMENTS AND CONTINGENCIES

   STOCKHOLDERS' EQUITY
         Preferred stock                                                    219
         Common stock                                                    20,762
         Additional paid-in capital                                  12,116,549
         Common stock subscription receivable                          (437,500)
         Retained earnings                                              101,938
                                                                   ------------
                           Total Stockholders' Equity                11,801,968
                                                                   ------------
                  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 19,465,208
                                                                   ============

                 See accompanying notes to financial statements.

                             DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                             CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                 FOR THE YEARS ENDED DECEMBER 31,

                                                                           1995           1994
                                                                       ------------    ------------
Net sales                                                              $ 14,494,094    $  9,102,373

Cost of sales                                                             9,088,617       6,621,617
                                                                       ------------    ------------
      Gross Profit                                                        5,405,477       2,480,756



 Selling, general and administrative expenses                             5,140,399       2,250,550
                                                                       ------------    ------------
      Income before other income (expense)                                  265,078         230,206

                                                                       ------------    ------------
Other Income (Expense)
      Interest expense, net of interest income                             (303,615)        (65,072)
      Dividend income                                                         1,710           1,140
      Payment to rescind restrictive covenant                              (250,000)
      Write-off of uncollectible loan receivable                               --           (57,889)
      Realized gain (loss) on marketable securities                         675,743        (360,817)
      Unrealized gain (loss) on marketable securities                       347,481        (293,854)
                                                                       ------------    ------------
               Total Other Income (Expenses)                                471,319        (776,492)
                                                                       ------------    ------------

      Income (loss) before minority interest
      and income tax (benefit)                                              736,397        (546,286)

      Minority interest of consolidated subsidiary                             --            91,655
                                                                       ------------    ------------
      Income (loss) before income tax (benefit)                             736,397        (454,631)

      Income taxes (benefit)                                                491,922        (379,388)
                                                                       ------------    ------------

      Net Income (loss)                                                $    244,475    $    (75,243)
                                                                       ============    ============

      Earnings (loss) per common share
               Primary                                                 $       0.01    ($     0.005)
                                                                       ============    ============
               Fully Diluted                                           $       0.01    ($     0.004)
                                                                       ============    ============
      Weighted average number of common share outstanding:
               Primary                                                   21,167,754      16,701,220
                                                                       ============    ============
               Fully Diluted                                             21,689,754      16,854,861
                                                                       ============    ============

                 See accompanying notes to financial statements

                                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                  FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                          Number of                Number of                      Additional           Common Stock
                                          Preferred     Par          Common          Par            Paid-in            Subscription
                                           shares      Value         shares         Value           Capital             Receivable
                                           -------     ------      ----------      -------        -----------           ----------
Balance, December 31, 1993                 104,687     $1,047      10,504,452      $10,504         $5,002,499                 --

Loss for the year ended
December 31, 1994
Sale of common stock                                                  812,500          812          2,007,668
Conversion of preferred stock into
common stock                               (40,625)      (406)         81,250           82                324

Issuance of common stock to
acquire subsidiary                                                    100,000          100            299,900
                                           -------     ------      ----------      -------        -----------           ----------
Balance- December 31, 1994                  64,062        641      11,498,202       11,498          7,310,391                 --

Net income for the year ended
December 31, 1995
Sale of common stock                                                1,955,000        1,955          3,863,045            (437,500)
Conversion of preferred stock into
common stock                               (42,187)      (422)         84,374           84                338
Exercise of stock warrants                                            303,750          304            949,696
Common stock-50% stock dividend                                     6,920,665        6,921             (6,921)
                                           -------     ------      ----------      -------        -----------           ----------
Balance- December 31, 1995                  21,875       $219      20,761,991      $20,762        $12,116,549           ($437,500)
                                           =======     ======      ==========      =======        ===========           ==========

                                 See accompanying notes to financial statements.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                 Retained
                                                 Earnings                Total
                                                 --------             -----------
Balance, December 31, 1993                       ($67,294)           $4,946,756

Loss for the year ended
December 31, 1994                                 (75,243)              (75,243)
Sale of common stock                                                  2,008,480
Conversion of preferred stock into
common stock                                                                 --

Issuance of common stock to
acquire subsidiary                                                      300,000
                                                 --------           -----------
Balance- December 31, 1994                       (142,537)            7,179,993


Net income for the year ended
December 31, 1995                                 244,475               244,475
Sale of common stock                                                  3,427,500
Conversion of preferred stock into
common stock                                                                 --
Exercise of stock warrants                                              950,000
Common stock-50% dividend                              --                    --
                                                 --------           -----------
Balance- December 31, 1995                       $101,938           $11,801,968
                                                 ========           ===========


                See accompanying notes to financial statements.

                               DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
                                      STATEMENTS OF CASH FLOWS
                                   FOR THE YEARS ENDED DECEMBER 31,


                                                                             1995          1994
                                                                         -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (loss)                                                     $   244,475    ($   75,243)
   Adjustments to reconcile net income to net
     cash provided by operating activities:
          Depreciation and amortization                                      254,956        217,091
          Minority interest in loss of consolidated subsidiary                  --          (91,655)
          Realized (gain) loss on marketable securities                     (675,743)       360,817
          Unrealized (gain) loss on marketable securities                   (347,481)       293,854
          Write-off of uncollectible loan receivable                            --           57,889
          Deferred income taxes                                              440,000       (416,300)
   Changes in assets and liabilities (Increase) Decrease in:
         Accounts receivable                                              (1,276,870)      (346,261)
         Marketable securities                                             1,150,655     (1,201,224)
         Inventories                                                      (3,093,118)       (94,863)
         Prepaid expenses and other current assets                           148,538        (22,102)
         Deposits and other assets                                           (76,962)        (2,403)
   Increase (decrease) in:
         Accounts payable                                                  2,336,854        104,322
         Accrued expenses and other current liabilities                       34,854        148,302
         State income taxes payable                                           22,282         28,500
                                                                         -----------    -----------
   Total Adjustments                                                      (1,082,035)      (964,033)
                                                                         -----------    -----------
Net cash provided (used) by operating activities                            (837,560)     1,039,276)
                                                                         -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Payments for purchase of assets of subsidiary, net of cash acquired    (2,000,000)    (2,934,854)
   Payments to acquire subsidiary                                               --         (425,000)
   Payments to acquire non-marketable securities                          (1,938,750)    (1,378,000)
   Collection of loan receivable acquired by issuance of common stock           --          150,000
   Collections of loan receivable                                               --            9,000
   Payments made for property and equipment                                 (269,230)      (142,555)
   Payments for software development costs                                      --          (10,691)
   Payments of capitalized acquisition cost                                 ( 14,277)          --
                                                                         -----------    -----------
Net Cash provided (used) by investing activities                          (4,222,257)    (4,732,100)
                                                                         -----------    -----------
(Continued)

                                  DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
                                        STATEMENTS OF CASH FLOWS
                                     FOR THE YEARS ENDED DECEMBER 31,



                                                                             1995          1994
                                                                         -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from note payable- bank                                             --        1,150,000
   Net proceeds from note payable- shareholder                               750,000      1,140,000
   Net proceeds from sale of common stock                                  4,377,500      2,008,480
                                                                         -----------    -----------
   Net cash provided (used) by financing activities                        5,127,500      4,298,480
                                                                         -----------    -----------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                               67,683     (1,472,896)

CASH AND CASH EQUIVALENTS - BEGINNING                                        407,425      1,880,321
                                                                         -----------    -----------

CASH AND CASH EQUIVALENTS - END                                          $   475,108    $   407,425
                                                                         ===========    ===========

                 See accompanying notes to financial statements

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION/REPORTING ENTITIES

The  consolidated   financial   statements  of  DHB  Capital  Group,   Inc.  and
Subsidiaries (the "Company") include the following entities:

DHB Capital Group, Inc.
DHB Capital Group Inc. ("DHB") was incorporated on October 22, 1992 under the laws of the State of New York. DHB was organized to seek, acquire and finance, as appropriate, one or more operating companies. On February 15, 1995, the holders of the common stock approved a re-incorporation of DHB as a Delaware corporation, through a merger with a newly formed Delaware corporation.

Protective Apparel Corporation of America
Protective Apparel Corporation of America ("PACA") was organized in 1975 and is engaged in the development, manufacture and distribution of bullet and projectile resistant garments, including bullet resistant vests, fragmentation vests, bomb projectile blankets and tactical load bearing vests. In addition, PACA distributes other ballistic protection devices including helmets and shields. PACA is dependent upon a few suppliers for the raw materials utilized to manufacture its products.

On November 6, 1992, PACA became a wholly-owned subsidiary of DHB, when DHB purchased all of the issued and outstanding stock of PACA from PACA's former parent, E.S.C. Industries, Inc, for $800,000. The transaction was accounted for as a purchase and resulted in an excess purchase price over the fair market value of the identifiable assets acquired and liabilities assumed of $465,278, of which $312,086 was allocated to on-going government contracts and $153,192 was allocated to goodwill.

Intelligent Data Corp.
On April 1, 1994, the Company acquired 4,530,000 common shares (60.4% interest) and 1,100,000 preferred shares of stock in Intelligent Data Corp. ("ID"), in exchange for 425,000 shares of the Company's common stock. ID is engaged in the development of sophisticated telecommunication systems. On July 1, 1994, a put option was exercised by certain shareholders of ID resulting in an increase in the Company's ownership to 89.58%. In December 1994, the Company converted all of its preferred shares to common shares, increasing the Company's ownership to 98.35%. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed of $472,666 which was allocated to patents owned by ID.

DHB Media Group, Inc.
On April 15, 1994, DHB Media Group, Inc. ("Media"), a wholly-owned subsidiary of the Company acquired all of the outstanding common stock of Royal Acquisition Corp. in exchange for 100,000 shares of the Company's common stock, for a purchase price of $300,000. Subsequent negotiations resulted in the reduction of the acquisition cost by $36,550. Royal Acquisition Corp.'s primary assets were a film library and a loan receivable of $150,000. The transaction was accounted for as a purchase and resulted in the excess purchase price over the fair market value of $113,450, of which $54,000 was allocated to the film library and $59,450 was allocated to goodwill. Media intends to syndicate and market these films. The loan receivable was collected in full during the year ended December 31, 1994.

NDL Products, Inc.
On December 20, 1994, the Company through a newly organized, wholly-owned subsidiary, DHB Acquisition, Inc., ("Acquisition") purchased certain assets from a debtor-in-possession, N.D.L. Products, Inc. for $3,080,000. Acquisition did not assume any continuing obligations of the debtor-in-possession, nor did the management of the debtor-in- possession continue. On February 21, 1995, Acquisition changed its corporate name to NDL Products, Inc. NDL manufactures and distributes specialized protective athletic apparel and equipment.

DHB Armor Group, Inc.
On August 8, 1995, the Company formed a new Delaware Corporation which is a wholly-owned subsidiary of the Company. The subsidiary, DHB Armor Group, Inc., ("Armor"), now wholly owns PACA and Point Blank Body Armor, Inc., ("Point Blank").

Point Blank Body Armor, Inc.
In August 1995, the Company, through a wholly-owned subsidiary known as USA Fitness & Protection Corp, a Delaware Corporation, acquired from a trustee in bankruptcy certain assets of Point Blank Body Armor, L.P. and an affiliated company ("Old Point Blank"), for a cash payment of $2,000,000, free of all liabilities. Prior to the filing of the petition in bankruptcy, Old Point Blank had been a leading U.S. manufacturer of bullet-resistant garments and related accessories. After acquiring the Old Point Blank, USA Fitness & Protection Corp., amended its articles of incorporation to change their name to Point Blank Body Armor, Inc. ("Point Blank").

PRINCIPLES OF CONSOLIDATION

All material intercompany transactions have been eliminated in the consolidated financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those relating to the valuation of inventories and non-marketable securities, and collectibility of receivables.

REVENUE RECOGNITION

Revenue is recognized on product sales upon shipment to the customer.

CASH AND CASH EQUIVALENTS
For purposes of the statement of cash flows, the Company includes cash on deposit, money market funds and amounts held by brokers in cash accounts to be cash equivalents.

MARKETABLE/NON-MARKETABLE SECURITIES

Effective for calendar year 1994, the Company adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with this standard, Securities which are classified as "trading securities" are recorded in the Company's balance sheet at fair market value, with the resulting unrealized gain or loss recognized as income in the current period. Securities which are classified as "available for sale" are also reported at fair market value, however, the unrealized gain or loss on these securities is listed as a separate component of shareholder's equity.

Non-marketable securities, such as investments in privately-held companies are carried at historical cost, if necessary, reduced by a valuation allowance to net realizable value.

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out) or market.

PROPERTY, EQUIPMENT AND DEPRECIATION

Property and equipment is stated at cost. Major expenditures for property and those which substantially increase useful lives are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by both straight-line and accelerated methods over the estimated useful lives of the assets.

INTANGIBLE ASSETS

Goodwill is being amortized on a straight-line basis over ten years. The amount allocated to on-going government contracts is being amortized over the life of the individual contracts, which are typically 1-5 years. Patents are being amortized on a straight-line basis over 17 years. Other intangible assets are being amortized on a straight-line basis over their estimated lives, typically 5-15 years. Accumulated amortization was $409,297 and $301,033 as of December 31, 1995 and 1994, respectively.

EARNINGS PER SHARE

The computation of earnings per common share is based on the weighted average number of outstanding common shares outstanding during the period. Primary earnings per share and fully diluted earnings per share amounts assume the conversion of the Cumulative Convertible Preferred Stock, and the exercise of the stock warrants.

INCOME TAXES

The Company files a consolidated Federal tax return, which includes all of the subsidiaries. Accordingly, Federal income taxes are provided on the taxable income of the consolidated group. State income taxes are provided on a separate company basis, if and when taxable income, after utilizing available carryfoward losses, exceeds certain levels.

DEFERRED INCOME TAXES
Deferred taxes arise principally from net operating losses and capital losses available for carryfoward against future years taxable income, and the recognition of unrealized gains(losses) on marketable securities for financial statement purposes, which are not taxable items for income tax purposes.

2. SUPPLEMENTAL CASH FLOW INFORMATION
                                                            1995          1994
                                                          --------       -------
Cash paid for:
         Interest                                         $261,829       $78,602
         Income taxes                                     $ 35,774       $ 7,983

Additionally, during, the year ended December 31, 1995 the Company had a non-cash financing activity of $437,500 for a stock subscription receivable.

During the year ended December 31, 1994, the Company had non-cash investing activities and it issued common stock to acquire all of the outstanding common stock of Media at a value of $273,450. The Company also purchased a majority interest in a subsidiary through the issuance of 425,000 shares of its common stock.

3. MARKETABLE SECURITIES/NON-MARKETABLE SECURITIES

Following is a comparison of the cost and market value of marketable securities included in current assets:

                                                   1995                 1994
                                                -----------         -----------
Cost                                            $ 1,482,375         $ 2,251,141
Unrealized gain (loss)                              347,481            (293,854)
                                                -----------         -----------
Market value                                    $ 1,829,856         $ 1,957,287
                                                ===========         ===========

The Company's portfolio value of trading securities has been pledged as collateral for the bank loans (see Note 6). However, the bank has placed no restrictions on the Company's ability to trade freely in their portfolio.

The Company's investments in non-marketable securities is summarized as follows:

                                                            1995         1994
                                                         ----------   ----------
 Darwin Molecular Corporation
 (approximately 3.9% interest)                           $1,000,000   $1,000,000
Zydacron, Inc.
(approximately 3.1% interest)                               941,750      378,000
Pinnacle Diagnostics, Inc.
(approximately 16.7% interest)                              500,000         --
FED Corporation
(approximately 2.9% interest)                               375,000         --
Solid Manufacturing Co. - 10% convertible debentures
(approximately 9.5% interest, if converted)                 500,000         --
                                                         ----------   ----------
         Totals                                          $3,316,750   $1,378,000
                                                         ==========   ==========

All of these investments are carried at historical cost on the financial statements of the Company, and are included under the caption "Investment in non-marketable securities" on the balance sheet.

4. INVENTORIES

Inventories are summarized as follows:

                                                                         1995
                                                                      ----------
Finished products                                                     $3,844,506
Work-in process                                                        1,209,849
Raw materials and supplies                                             2,801,844
                                                                      ----------
         Total                                                        $7,856,199
                                                                      ==========

5. PROPERTY AND EQUIPMENT

Major classes of property and equipment consist of the following:

                                                Estimated useful
                                                    life-years           1995
                                                ----------------      ----------
Deposit on building                                     39            $   47,500
Machinery and equipment                                5-10              759,797
Furniture and fixtures                                 5-7               249,986
Computer equipment                                     3-5                41,959
Transportation equipment                               3-5                41,862
Leasehold improvements                                 5-31.5            261,416
                                                                      ----------
                                                                       1,402,520
Less: accumulated depreciation
and amortization                                                         325,454
                                                                      ----------
Net property and equipment                                            $1,077,066
                                                                      ==========


6. NOTES PAYABLE- FINANCIAL INSTITUTIONS

The Company has borrowed $2,550,000 in the form of two term loans. The first is with the Bank of New York for $1,400,000 with interest at 6.43%, maturing in June, 1996. The second loan is with Chase Manhattan Bank for $1,150,000 with interest at 6.255%. This loan matures in September, 1996. These loans are secured by substantially all of the Company's marketable securities portfolio value, and certain personal investments of the majority shareholder. Both of these loans require monthly payments of interest only.

7. DUE TO SHAREHOLDER

The amount due to shareholder represent notes payable which bear interest at 9%, payable April and September, 1996.

8. RELATED PARTY TRANSACTIONS

DHB:
DHB leased its office location from a relative of the former president of DHB. Included in DHB's statement of income (loss) for the years ended December 31, 1995 and 1994 is $16,514 and $15,424 of rent paid or accrued under this lease, respectively (see note 10). Effective January 1996, the Company vacated the premises and purchased a building for use as the corporate headquarters.

PACA:
PACA leases its location (see note 10) from the President of PACA. Included in the statement of income (loss) for the years ended December 31, 1995 and 1994 is $48,000 of rent paid under this lease for each period.

ID:
ID leased its office location from a relative of the former President of DHB. Included in DHB's statement of income (loss) for the year ended December 31, 1995 and 1994 is $5,511 and $13,175 of rent paid or accrued under this lease, respectively (see note 10). The premises were vacated in April, 1995.


NDL and POINT BLANK:
NDL Products, Inc. and Point Blank Body Armor, Inc. lease their facilities from a partnership indirectly owned by relatives of the majority shareholder of DHB (note 10). Included in the statement of income (loss) for the year ended December 31, 1995 is $300,000 of rent paid or accrued under the lease.

9. COMMITMENTS AND CONTINGENCIES

LEASES

PACA:
PACA is obligated under a lease for its manufacturing facility with a related party (note 9). This lease expires October 31, 1997, and provides for minimum annual rentals of $43,200, plus increases based on real estate taxes and operating costs.

ID:
ID was  obligated  under a lease for its office space with a related party (note
9), which expired in April, 1995 for minimum annual rentals of $15,000, plus increases based on real estate taxes and operating costs. The space was relinquished in April, 1995 and there are no further obligations.

Media:
Media leases its facilities for storing its film library on a month-to-month basis. The current rental rate is $210 per month. The company relinquished this space in January 1996 and is storing the film library at the corporate headquarters.

NDL Products, Inc. and Point Blank Body Armor, Inc.
NDL Products, Inc. and Point Blank Body Armor are obligated under a lease for its facilities with a related party (note 9). The lease commenced January 1, 1995 and expires December, 1999. The lease provides for minimum annual rentals of $300,000 for the initial year and then $480,000 the following year with scheduled increases of 4% per year thereafter, plus real estate taxes, operating costs and capital expenditures.

The following is a schedule by year of future minimum lease obligations under noncancellable leases as of December 31,1995

         1996                             $   523,200
         1997                                 542,400
         1998                                 562,368
         1999                                 583,135
                                          -----------
Total minimum obligation                  $ 2,211,103
                                          ===========

Total rental expense under  cancelable and  noncancellable  operating leases was
$440,269  and  $85,989  for  the  years  ended   December  31,  1995  and  1994,
respectively.

EMPLOYMENT AGREEMENT

Concurrent with the purchase of PACA, the President of PACA was given a five year employment agreement. This agreement calls for annual salaries ranging from $115,000 in 1993 to $155,000 in 1997, plus certain fringe benefits. During the year ended December 31, 1995, Two of NDL's officers were given three year employment contracts. These agreement calls for annual base salaries of 100,000 and 96,000 plus certain fringe benefits.

OPEN LETTERS OF CREDIT

At December 31, 1995 the Company was contingently liable for open unused letters of credit totaling $120,253.

LITIGATION

Media brought suit against an individual, corporation and others with respect to alleged representations involving the acquisition of the film library. Media is seeking compensatory and punitive damages. No determination of the outcome can be made at this time, and accordingly, there is no provision for any recoverable amount, if any included in the financial statements.

ID is also involved in a lawsuit with a former consultant to the Company regarding his alleged misappropriation of several of the Company's confidential computer programs, and to restrain their dissemination. Management has commenced prosecuting its position, however, no determination of the outcome can be made at this time.

10. CAPITAL STOCK

Capital stock is as follows:

                                                                1995          1994
                                                            -----------   -----------
DHB:
---
Class A Preferred stock, 10% convertible, $.01 par value,
     1,500,000 shares authorized (see amendment below)
Shares issued and outstanding                                    21,875        64,062
                                                            ===========   ===========
Par Value                                                   $       219   $       641
                                                            ===========   ===========

Common stock, $.001 par value,
    25,000,000 shares authorized,
Shares issued and outstanding                                20,761,995    17,247,303
                                                            ===========   ===========
Par Value                                                   $    20,762   $    17,247
                                                            ===========   ===========

Amendment to Certificate of Incorporation:
In January, 1993, DHB amended its certificate of incorporation, as follows:

a) To expand and qualify the relative rights and preferences of the previously authorized Preferred shares as follows: Class A Preferred stock, $.40 per annum dividend, non-voting, cumulative, convertible, $.01 par value, 1,500,000 shares authorized, no shares issued and outstanding, (redeemable in liquidation at $4 per share, or callable at $.01 per share after November 30, 1994, convertible into 2 shares of common stock.) These shares were called in November, 1995. As of December 31, 1995, the outstanding preferred shares represent shares which have not yet been surrendered for conversion.

b)    To eliminate preemptive rights.

c)    To provide for indemnification of officers and directors.

d) To permit the holders of a majority of the outstanding shares of voting stock to take action by written consent.

11. PRIVATE PLACEMENTS

Common Stock:
During June, July, and August, 1995 the Company sold 1,955,000 shares of common stock in private placements for proceeds of $3,910,000. Out of these proceeds $45,000 of direct expenses were paid. These shares have not been registered with the Securities and Exchange Commission.

During June, October, and November, 1994 the Company sold 387,500 shares of common stock in private placements for proceeds of $875,000. Out of these proceeds, direct expenses of $8,703 were paid.

12. STOCK WARRANTS

During 1995, various warrants which would have expired in November, 1995 from the Company's original private placement were exercised by certain shareholders. These shareholders were issued 303,750 shares of the Company's common stock for net proceeds of $950,000. All remaining warrants for the original private placement have expired.

In December, 1994, in consideration for monies loaned to the Company, the Board of Directors granted Mrs. Terry Brooks, a related party, stock warrants to purchase 2,500,000 shares of common stock for $2 per share for a five year period commencing December 19, 1994.

In June, 1993, the board of directors granted stock warrants to certain individuals and organizations to purchase 295,000 shares of the Company's common stock for $2 per share during the three year period commencing July 1, 1994. The Company has reserved these shares for issuance upon the exercise of the warrants. Certain of these individuals are also employees of the Company, and the warrants issued to these employees are contingent based upon continued employment until July 1, 1994. 210,000 of the warrants issued in 1993 have been terminated by the Company.

13. STOCK DIVIDEND

Subsequent to year end, the Board of Directors declared a preferred stock dividend of 7,944 common shares with a market value of $3.77 per share for the years ended December 31, 1995 and 1994, which has not yet been paid. All earnings per share data has been restated giving retroactive effect to the intended stock dividend.

14. INCOME TAXES

Components of income taxes are as follows:

                                                          1995           1994
                                                       ---------      ---------

Current:
    Federal                                            $   5,400      $  72,350
    State                                                 58,922         36,912
    Benefit of net operating loss carryfoward            (12,400)       (72,350)
                                                       ---------      ---------

         Total current                                    51,922         36,912
                                                       ---------      ---------
Deferred:
    Federal                                              451,500       (459,100)
    State                                                 60,300       (104,900)
    Less: valuation allowance                            (71,800)       147,700
                                                       ---------      ---------
         Total deferred                                  440,000       (416,300)
                                                       ---------      ---------
Total income taxes (benefit)                           $ 491,922      $(379,388)
                                                       =========      =========

The composition of the federal and state deferred taxes at December 31, 1995 was arrived at as follows:

                                                        Federal         State
                                                        --------       --------
Net Operating Loss                                      $ 36,000       $   --
Allowance for Doubtful Accounts                           10,500          5,600
Capital Loss Carryforwards                                  --           70,300
Unrealized gain on Marketable Securities                 (52,100)       (31,300)
                                                        --------       --------
         Subtotal                                         (5,600)        44,600
Less: Valuation Allowance                                   --           75,900
                                                        --------       --------
         Net Deferred Taxes                             $ (5,600)      $(31,300)
                                                        ========       ========

The Valuation Allowance changed from $147,700 at December 31, 1994 to $75,900 at December 31, 1995, for a decrease of $71,800.

At December 31, 1995 the Company has operating losses available for carryfoward against future years' taxable income of approximately $240,000 for tax purposes, which would expire in 2008. The deferred tax assets for the future benefit of the capital loss carryfoward was reduced in full by a valuation allowance of $70,300 as the Company estimates that sufficient future taxable capital gains on a separate company basis for state tax purposes may not be available to provide the full realization of such an asset.

15. SUBSEQUENT EVENT

As of March 7, 1996, the entire subscription received of $437,500 has been collected.

16. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

On July 16, 1996, the Company paid a 50% Stock Dividend. All data in the accompanying financial statements and related notes have been restated to give effect to the dividend.

                                 JAY HOWARD LINN
                           Certified Public Accountant
                               1160 KANE CONCOURSE
                                    SUITE 205
                        BAY HARBOR ISLANDS, FLORIDA 33154
                                    --------

                            TELEPHONE: (305) 866-8700
                               FAX: (305)866-8782


                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Orthopedic Products, Inc.

I have audited the accompanying balance sheets of Orthopedic Products, Inc. and subsidiaries as of September 30, 1995 and 1994, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. I believe that my audits provide a reasonable basis for my opinion

In my opinion, the financial statements referred to above present fairly, in all materials respected, the financial position of Orthopedic Products, Inc. as of September 30, 1995 and 1994, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles.


APRIL 25, 1996                                /s/JAY HOWARD LINN
                                              ------------------
                                                 Jay Howard Linn


              -----------------------------------------------------
                                     MEMBER
                 FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTS

                            ORTHOPEDIC PRODUCTS, INC.
                                  BALANCE SHEET
                                  SEPTEMBER 30,

                                                                              1995         1994
                                                                           ----------   ----------
              ASSETS

Current Assets
     Accounts receivable (Net of allowance for
     uncollectible accounts of $3,195 in both years)                       $  431,254   $  556,422
     Inventories                                                              585,248      579,637
     Prepaid insurance                                                          8,407        7,350
     Income tax refund receivable                                              43,334       25,406
     Deferred income tax benefit                                               12,600          -0-
                                                                           ----------   ----------
                  Total current assets                                      1,080,843    1,168,815
                                                                           ----------   ----------

Property and Equipment (Net of accumulated
     depreciation of $155,793 in 1995 and
     130,377 in 1994)                                                          29,184       46,335
                                                                           ----------   ----------

Other Assets:
     Deposits                                                                   6,230        6,230
     Intangible assets (Net of accumulated amortization of
     $8,000 in 1995 and $7,200 in 1994)                                        12,000       12,800
                                                                           ----------   ----------
                  Total other assets                                           18,230       19,030
                                                                           ----------   ----------
                  TOTAL ASSETS                                             $1,128,257   $1,234,180
                                                                           ==========   ==========

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued expenses                                 $  202,571   $  184,780
     Note payable - bank                                                      311,627      283,239
     Current portion of long-term debt                                         41,868       14,834
                                                                           ----------   ----------
                  Total current liabilities                                   556,066      482,853
                                                                           ----------   ----------

Other Liabilities:
     Long-term debt                                                           236,554      280,446
     Due to related parties                                                   149,100      149,100
                                                                           ----------   ----------
                  Total other liabilities                                     385,654      429,546
                                                                           ----------   ----------

                  Total liabilities                                           941,720      912,399
                                                                           ----------   ----------

(Continued)

                            ORTHOPEDIC PRODUCTS, INC.
                                  BALANCE SHEET
                                  SEPTEMBER 30,

                                                                              1995         1994
                                                                           ----------   ----------
Stockholders' Equity:
     Common stock - $1. Par value, 7,500
         shares authorized, 1,170 shares
         issued and outstanding                                                 1,170        1,170
     Additional paid-in capital                                                90,308       90,308
     Retained earnings                                                         95,059      230,303
                                                                           ----------   ----------
                  Total stockholders' equity                                  186,537      321,781
                                                                           ----------   ----------

                  TOTAL LIABILITIES AND  STOCKHOLDERS' EQUITY              $1,128,257   $1,234,180
                                                                           ==========   ==========


                 See Accompanying Notes to Financial Statements

                            ORTHOPEDIC PRODUCTS, INC.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                         FISCAL YEAR ENDED SEPTEMBER 30,


                                                      1995             1994
                                                  -----------       -----------
Sales                                             $ 3,229,249       $ 3,524,824

Cost of Goods Sold                                  2,195,576         2,264,585
                                                  -----------       -----------

Gross Profit                                        1,033,673         1,260,239
                                                  -----------       -----------

Operating Expenses:
     Selling                                          654,587           712,883
     Administrative                                   544,858           661,418
                                                  -----------       -----------

         Total operating expenses                   1,199,445         1,374,301
                                                  -----------       -----------

Income (Loss) Before Income Taxes                    (165,772)         (114,062)

Income Tax Benefit;
     Current                                           17,928             8,785
     Deferred                                          12,600               -0-
                                                  -----------       -----------
         Total income tax benefit                      30,528             8,785
                                                  -----------       -----------

Net Loss                                             (135,244)         (105,277)

Retained Earnings - Beginning                         230,303           335,580
                                                  -----------       -----------

Retained Earnings - End                           $    95,059       $   230,303
                                                  ===========       ===========


                 See Accompanying Notes to Financial Statements.

                            ORTHOPEDIC PRODUCTS, INC.
                            STATEMENTS OF CASH FLOWS
                         FISCAL YEAR ENDED SEPTEMBER 30,

                                                                         1995         1994
                                                                       ---------    ---------
Cash Flows from Operating Activities:
     Net Income                                                        $(135,244)   $(105,277)
                                                                       ---------    ---------
Adjustments to reconcile to net cash provided
        by operating activities:
         Depreciation and amortization                                    22,540       20,469
         Sales tax audit expense                                               0      184,998
         Deferred income tax benefit                                     (12,600)           0
     Changes in assets and liabilities:
         Decrease (increase) in accounts receivable                      125,168      (19,542)
         Increase in inventory                                            (5,611)     (65,066)
         Increase in prepaid insurance                                    (1,057)      (7,350)
         Increase in income tax refund receivable                        (17,928)     (23,782)
         Increase (decrease) in accounts payable
                  and accrued expenses                                    17,791      (93,237)
                                                                       ---------    ---------
         Net adjustments                                                 128,303       (3,510)
                                                                       ---------    ---------
                  Net cash used by operating activities                   (6,941)    (108,787)
                                                                       ---------    ---------
Cash flows From Investing Activities:
         Purchase of Equipment                                            (4,589)      (1,511)
         Additional security deposits                                          0         (810)
                                                                       ---------    ---------
                  Net cash used by investing activities                   (4,589)      (2,321)
                                                                       ---------    ---------
Cash Flows from Financing Activities:
         Net bank borrowings                                              28,388      106,990
         Principal payment on long-term debt                             (16,858)      (8,867)
                                                                       ---------    ---------
                  Net cash provided by financing activities               11,530       98,123
                                                                       ---------    ---------

Net Change in Cash                                                             0      (12,985)

Cash - October 1,                                                              0       12,985
                                                                       ---------    ---------

Cash - September 30,                                                   $       0    $       0
                                                                       =========    =========
Cash Paid For:
     Interest                                                          $  37,350    $  21,061
     Income Taxes                                                              0       14,997

Non Cash Acquisition of Equipment                                              0       49,581

                 See Accompanying Notes to Financial Statements

                            ORTHOPEDIC PRODUCTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1995

NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES:
     Organization - The company sells orthopedic and other medical supplies primarily throughout the Southeastern United States.

     Accounts   Receivable  -  The  allowance  for  uncollectible   accounts  is
     determined on the basis of the company's experience with its customers.

     Inventories - Inventories, consisting primarily of finished goods for resale and raw materials are stated at the lower of cost or market. Cost is determined on the first-in, first-out basis.

     Property and Equipment - Property and equipment is recorded at cost and depreciated in amounts sufficient to relate the cost of the assets to operations over their estimated useful lives, using accelerated methods.

     Intangible Asset - Goodwill is being amortized, using the straight line method, over 25 years.

     Income Taxes - The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." There are no temporary differences between financial statement and income tax reporting.

NOTE 2.  NOTE PAYABLE - BANK
     The Company has revolving credit facility of $450,000 from First Union National Bank. It bears interest at 1% above prime. It is collateralized by inventories, accounts receivable, property and equipment and guarantees by the stockholders. Under the terms of the credit facility, the bank advances funds (up to the credit limit) to cover the Company's checks as they are presented. The Company has $218,754 outstanding against that line and a net overdraft of $62,964 or a total of $281,718 at September 30, 1995 and $274,735 outstanding and a net overdraft of $8,504 or a total of $283,239 at September 30, 1994.

NOTE 3. LONG TERM DEBT Long-term debt consists of:

9.71%, note payable, due in monthly installments of $1,876,
including interest, with final payment due June 1999.  Equipment
with an original cost of $89,943 is pledged as collateral          $ 70,449   $ 85,282

9.0%, note payable, (Note 5), due in monthly installments of
$3,600 per month, with a final payment due September 2001           207,973    209,998
                                                                   --------   --------
                                                                    278,422    295,280
Less current maturities                                              41,868     14,834
                                                                   --------   --------
         Long-Term Debt                                            $236,554   $280,446
                                                                   ========   ========

     As of September 30, 1995, annual maturities of long-term debt outstanding for the next five years are as follows:

              1996                                 $ 41,868
              1997                                   61,221
              1998                                   63,062
              1999                                   59,416
              2000 and thereafter                    52,855
                                                   --------
                       Total                       $278,422


NOTE 4. DUE TO RELATED PARTIES

The Company owes its stockholder-officers $149,100 as accrued salaries from prior years. It is anticipated that this amount will not be repaid within the next twelve months.

NOTE 5. SALES TAX AUDIT SETTLEMENT:

The Florida Department of Revenue conducted an audit of Sales and Use Tax collections for the period January 1, 1985 to October 31, 1992. The Company settled the audit for $209,998, with interest accruing at 9% per annum. The note is payable in seventy-two monthly payments of $3,600. Initially the payments are applied in full to the tax liability. Once the tax liability is paid in full, July 15, 2000 the payments are applied to the accrued interest. Although the settlement was concluded in 1995, effect was given to it in the year ended September 30, 1994. The company now collects and remits Florida sales taxes on those sales deemed to be taxable.

NOTE 6. INCOME TAXES

Components of income taxes benefit (expense) are as follows:

                                                          1995            1994
                                                        -------          -------
         Current:
            Federal                                     $17,928          $ 8,875
            State                                           -0-              -0-
                                                        -------          -------
                  Total current                         $17,928          $ 8,875
                                                        -------          -------
         Deferred:
           Federal                                       12,600              -0-
           State                                            -0-              -0-
                                                        -------          -------
                  Total deferred benefit                 12,600              -0-
                                                        -------          -------
         Total income taxes benefit (expense)           $30,528           $8,875
                                                        =======           ======

The composition of deferred taxes at September 30, 1995 was $12,600 for Federal taxes. The Company has not provided for valuation allowance at September 30, 1995, because the Company anticipates they will be able to utilize the carryforward losses before they expire. At September 30, 1995 the Company has operating losses available for carryforward against future years' taxable income of approximately $84,000 for tax purposes, which would expire in 2010.

NOTE 7. COMMITMENT AND CONTINGENCY:

The following is a schedule by year of future minimum lease obligations under noncancellable leases as of September 30, 1995.

                          1996              $ 83,602
                          1997                83,602
                          1998                83,602
                          1999                76,635
                                           ---------
                                            $327,441
                                           =========

Total rental expense under  cancelable and  noncancellable  operating leases was
$84,814  and  $80,374  for  the  years  ended   September  30,  1995  and  1994,
respectively.

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           1996            1995
                                                       ------------     ------------
                                                        (UNAUDITED)
                          ASSETS
Current Assets
    Cash and cash equivalents .....................   $    198,314    $    475,108
     Marketable securities ........................      3,277,246       1,829,856
     Accounts receivable, less allowance for
     doubtful accounts of $80,695 & $70,000 .......      5,510,197       3,819,571
     Inventories ..................................      8,178,886       7,856,199
     Prepaid expenses and other current assets ....        839,846         208,510
                                                      ------------    ------------
     Total Current Assets .........................     18,004,489      14,189,244
                                                      ------------    ------------

Property, and Equipment, at cost, less accumulated
     depreciation of $498,313 and $325,454 ........      1,632,438       1,077,066
                                                      ------------    ------------

Other Assets
     Intangible assets, net .......................        733,895         721,327
     Investment in non-marketable securities ......      3,316,750       3,316,750
     Deposits and other assets ....................        431,538         160,821
                                                      ------------    ------------
     Total Other Assets ...........................      4,482,183       4,198,898
                                                      ------------    ------------
     Total Assets .................................   $ 24,119,110    $ 19,465,208
                                                      ============    ============

                          LIABILITIES AND EQUITY
Current Liabilities
     Note payable .................................   $  1,400,000    $  2,550,000
     Current Maturities ...........................         60,000            --
     Accounts payable .............................      2,133,923       2,847,690
     Accrued expenses and other liabilities .......        110,594         301,068
     Deferred taxes payable .......................         11,100          23,700
     Income taxes payable .........................        486,007          50,782
                                                      ------------    ------------
     Total Current Liabilities ....................      4,201,624       5,773,240
                                                      ------------    ------------
Long Term Debt
     Long Term Debt ...............................        160,765            --
     Due to shareholder ...........................      1,300,000       1,890,000
                                                      ------------    ------------
     Total Long Term Debt .........................      1,460,765       1,890,000
                                                      ------------    ------------
     Total Liabilities ............................      5,662,389       7,663,240
                                                      ------------    ------------

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                       SEPTEMBER 30,    DECEMBER 31,
                                                           1996            1995
                                                      ------------    ------------
                                                        (UNAUDITED)
Stockholders' Equity
     Preferred stock ..............................           --               219
     Common stock .................................         22,890          20,762
     Additional paid-in capital ...................     17,058,770      12,116,549
     Common stock subscription receivable .........       (227,500)       (437,500)
     Retained earnings ............................      1,602,561         101,938
                                                      ------------    ------------
     Total Stockholders' Equity ...................     18,456,721      11,801,968
                                                      ------------    ------------
 Total Liabilities and Shareholders' Equity .......   $ 24,119,110    $ 19,465,208
                                                      ============    ============

                 See Accompanying notes to financial statements

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
        UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30,

                                                              1996            1995
                                                              ----            ----
    Net Sales ........................................   $  6,226,028    $  4,402,281

    Cost of sales ....................................      3,908,427       3,094,346
                                                         ------------    ------------

       Gross Profit ..................................      2,317,601       1,307,935

     Selling, general and administrative expenses ....      1,911,889       1,535,331
                                                         ------------    ------------

       Income (loss) before other income (expense) ...        405,712        (227,396)

     Other Income (Expense)
       Interest expense, net of interest .............        (85,389)       (107,570)
       Dividend income ...............................          8,199            --
       Realized gain (loss) on marketable securities .        (94,799)        607,184
       Unrealized gain (loss) on marketable securities        343,039         (96,812)
                                                         ------------    ------------

         Total Other Income (Expense) ................        171,050         402,802
                                                         ------------    ------------

       Income before income taxes ....................        576,762         175,406

       Income taxes ..................................        176,890           4,453
                                                         ------------    ------------

       Net Income ....................................        399,872         170,953

       Retained Earnings  - Beginning ................      1,210,316          36,920

       Stock Dividend Paid ...........................         (7,627)           --
                                                         ------------    ------------

       Retained Earnings  - End ......................   $  1,602,561    $    207,873
                                                         ============    ============

       Earnings per common share:
         Primary .....................................   $      0.018    $      0.009
         Fully Diluted ...............................   $      0.018    $      0.009

Weighted average number of common shares outstanding
  after giving effect to the 50% stock dividend.:
         Primary .....................................     22,216,440      19,467,222
         Fully Diluted ...............................     22,738,440      19,467,222

                 See accompanying notes to financial statements.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
        UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30,


                                                              1996            1995
                                                         ------------    ------------
Net Sales ............................................   $ 19,875,112    $  9,671,801

Cost of sales ........................................     13,448,751       6,583,232
                                                         ------------    ------------

  Gross Profit .......................................      6,426,361       3,088,569

Selling, general and administrative expenses .........      5,674,660       3,683,942
                                                         ------------    ------------

  Income (loss) before other income (expense) ........        751,701        (595,373)

Other Income (Expense)
  Interest expense, net of interest ..................       (247,990)       (195,955)
  Dividend income ....................................         24,329            --
  Realized gain (loss) on marketable securities ......           (383)        646,271
  Unrealized gain (loss) on marketable securities ....      1,469,702         513,580
                                                         ------------    ------------
    Total Other Income (Expense) .....................      1,245,658         963,896
                                                         ------------    ------------

  Income before income taxes .........................      1,997,359         368,523

  Income taxes .......................................        489,109          18,113
                                                         ------------    ------------

  Net Income .........................................      1,508,250         350,410

  Retained Earnings (Deficit) - Beginning ............        101,938        (142,537)

  Stock Dividend Paid ................................         (7,627)           --
                                                         ------------    ------------

  Retained Earnings - End ............................   $  1,602,561    $    207,873
                                                         ============    ============

  Earnings  per common share:
    Primary ..........................................   $      0.068    $      0.018
    Fully Diluted ....................................   $      0.066    $      0.018

  Weighted average number of common shares outstanding
     after giving effect to 50% stock dividend
    Primary ..........................................     22,216,440      19,467,222
    Fully Diluted ....................................     22,738,440      19,467,222



                 See accompanying notes to financial statements.

                     DHB CAPITAL GROUP INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30,

                                                         1996           1995
                                                         ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income .....................................   $ 1,508,250    $   350,410
                                                     -----------    -----------
 Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization ................       193,084         76,431
    Changes in assets and liabilities
  (Increase) Decrease in:
    Accounts receivable ..........................    (1,690,626)    (1,286,734)
    Marketable securities ........................    (1,447,390)      (748,853)
    Inventories ..................................      (322,687)    (2,711,948)
    Prepaid expenses and other current assets ....      (631,336)      (228,548)
    Other assets .................................      (270,717)      (201,862)
  Increase (Decrease) in:
    Accounts payable .............................      (713,767)       642,017
    Accrued expenses and other current liabilities      (190,473)       629,351
    Deferred taxes payable .......................       (12,600)          --
    State income taxes payable ...................       435,224           --
                                                     -----------    -----------

Net  cash used by operating activities ...........    (3,143,038)    (3,479,736)

CASH FLOWS FROM INVESTING ACTIVITIES
  Cash payments for the purchase of property .....      (761,024)      (239,432)
  Net advances to broker .........................          --       (1,938,750)
                                                     -----------    -----------

 Net  cash used by investing activities ..........      (761,024)    (2,178,182)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long term debt ..........       (22,808)          --
   Proceeds from the issuance of debt ............       243,573           --
   Net repayments on line of credit ..............    (1,150,000)          --
   Net borrowings (repayment) of shareholder loans      (590,000)       750,000
   Net proceeds from sale of common stock ........     5,146,503      4,582,500
                                                     -----------    -----------

Net  cash provided  by financing activities ......     3,627,268      5,332,500
                                                     -----------    -----------

NET  DECREASE IN CASH AND EQUIVALENT .............      (276,794)      (325,418)

CASH AND CASH EQUIVALENTS - BEGINNING ............       475,108        407,425
                                                     -----------    -----------

CASH AND CASH EQUIVALENTS - END ..................   $   198,314    $    82,007
                                                     ===========    ===========

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
              UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION/REPORTING ENTITIES

The  consolidated   financial   statements  of  DHB  Capital  Group,   Inc.  and
Subsidiaries (the "Company") are unaudited and reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period. The consolidated Company includes the following entities:

DHB Capital Group, Inc.

DHB Capital Group Inc. ("DHB") was incorporated on October 22, 1992 under the laws of the State of New York. DHB was organized to seek, acquire and finance, as appropriate, one or more operating companies. On February 15, 1995, the holders of the common stock approved a re-incorporation of DHB as a Delaware corporation, through a merger with a newly formed Delaware corporation.

Protective Apparel Corporation of America

Protective Apparel Corporation of America ("PACA") was organized in 1975 and is engaged in the development, manufacture and distribution of bullet and projectile resistant garments, including bullet resistant vests, fragmentation vests, bomb projectile blankets and tactical load bearing vests. In addition, PACA distributes other ballistic protection devices including helmets and shields. PACA is dependent upon a few suppliers for the raw materials utilized to manufacture its products. On November 6, 1992, PACA became a wholly-owned subsidiary of DHB, when DHB purchased all of the issued and outstanding stock of PACA from PACA's former parent, E.S.C. Industries, Inc, for $800,000. The transaction was accounted for as a purchase and resulted in an excess purchase price over the fair market value of the identifiable assets acquired and liabilities assumed of $465,278, of which $312,086 was allocated to on-going government contracts and $153,192 was allocated to goodwill.

Intelligent Data Corp.

On April 1, 1994, the Company acquired 4,530,000 common shares (60.4% interest) and 1,100,000 preferred shares of stock in Intelligent Data Corp. ("ID"), in exchange for 425,000 shares of the Company's common stock. ID is engaged in the development of sophisticated telecommunication systems. On July 1, 1994, a put option was exercised by certain shareholders of ID resulting in an increase in the Company's ownership to 89.58%. In December 1994, the Company converted all of its preferred shares to common shares, increasing the Company's ownership to 98.35%. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed of $472,666 which was allocated to patents owned by ID.

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
              UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

DHB Media Group, Inc.

On April 15, 1994, DHB Media Group, Inc. ("Media"), a wholly-owned subsidiary of the Company acquired all of the outstanding common stock of Royal Acquisition Corp. in exchange for 100,000 shares of the Company's common stock, for a purchase price of $300,000. Subsequent negotiations resulted in the reduction of the acquisition cost by $36,550. Royal Acquisition Corp.'s primary assets were a film library and a loan receivable of $150,000. The transaction was accounted for as a purchase and resulted in the excess purchase price over the fair market value of $113,450, of which $54,000 was allocated to the film library and $59,450 was allocated to goodwill. Media intends to syndicate and market these films. The loan receivable was collected in full during the year ended December 31, 1994.

NDL Products, Inc.

On December 20, 1994, the Company through a newly organized, wholly-owned subsidiary, DHB Acquisition, Inc., ("Acquisition") purchased certain assets from a debtor-in-possession, N.D.L. Products, Inc. for $3,080,000. Acquisition did not assume any continuing obligations of the debtor-in-possession, nor did the management of the debtor-in-possession continue. On February 21, 1995, Acquisition changed its corporate name to NDL Products, Inc. NDL manufactures and distributes specialized protective athletic apparel and equipment.

DHB Armor Group, Inc.

On August 8, 1995, the Company formed a new Delaware Corporation which is a wholly-owned subsidiary of the Company. The subsidiary, DHB Armor Group, Inc., ("Armor"), now wholly owns PACA and Point Blank Body Armor, Inc., ("Point Blank").

Point Blank Body Armor, Inc.

In August 1995, the Company, through a wholly-owned subsidiary known as USA Fitness & Protection Corp, a Delaware Corporation, acquired from a trustee in bankruptcy certain assets of Point Blank Body Armor, L.P. and an affiliated company ("Old Point Blank"), for a cash payment of $2,000,000, free of all liabilities. Prior to the filing of the petition in bankruptcy, Old Point Blank had been a leading U.S. manufacturer of bullet-resistant garments and related accessories. After acquiring the Old Point Blank, USA Fitness & Protection Corp., amended its articles of incorporation to change their name to Point Blank Body Armor, Inc. ("Point Blank").

Orthopedic Products, Inc.

On March 22 and March 26, 1996, the Company exchanged a total of 180,000 shares of its registered common stock to acquire 100% of the common stock of OPI, a Florida Corporation engaged in the manufacturing and distribution of orthopedic products to the medical industry. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed which was allocated to goodwill. Fifty thousand of these shares are restricted as follows: 25,000 shares cannot be sold until March 22, 1997 and 25,000 shares cannot be sold until March 22, 1998.

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
              UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995

PRINCIPLES OF CONSOLIDATION

All material intercompany transactions have been eliminated in the consolidated financial statements.

MARKETABLE/NON-MARKETABLE SECURITIES

Effective for calendar year 1994, the Company adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." In accordance with this standard, Securities which are classified as "trading securities" are recorded in the Company's balance sheet at fair market value, with the resulting unrealized gain or loss recognized as income in the current period. Securities which are classified as "available for sale" are also reported at fair market value, however, the unrealized gain or loss on these securities is listed as a separate component of shareholder's equity.

Non-marketable securities, such as investments in privately-held companies are carried at historical cost, if necessary, reduced by a valuation allowance to net realizable value. The Company actively seeks to acquire and finance, as appropriate, additional operating companies or interest therein.

SUPPLEMENTAL CASH FLOW INFORMATION

    Cash paid for interest and taxes      1996              1995
                                          ----                ----
         Interest                       285,238            51,106
         Taxes                           33,301            24,612

Noncash transactions: The Company had noncash transactions in March 1996 when the Company issued 180,000 shares of their common stock in lieu of a cash payment of $579,000 to acquire OPI and in June 1996 when the Company's preferred stock was converted into two shares of Common Stock for each share of preferred stock outstanding.

50% STOCK DIVIDEND

On July 1, 1996, the Board of Directors of the Company declared a 50% Stock Dividend payable on July 16, 1996, to shareholders of record as of July 15, 1996. As a result thereof, the number of outstanding shares of the Common Stock has been increased from 15,303,019 to 22,954,529. The weighted average number of shares and earnings per share have been restated to give effect to the 50% stock dividend.

EARNINGS PER SHARE

The computation of earnings per common share is based on the weighted average number of outstanding common shares outstanding during the period. Primary earnings per share and fully diluted earnings per share amounts assume the conversion of the Cumulative Convertible Preferred Stock, and the exercise of the stock warrants.

                    DHB CAPITAL GROUP, INC. AND SUBSIDIARIES
              UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995



2. SUBSEQUENT EVENTS

Merger with The Lehigh Group

On July 8, 1996, the Company and The Lehigh Group, Inc. entered into a definitive merger agreement whereby the Company would merge into a wholly-owned subsidiary of Lehigh. Lehigh, whose common stock is listed on the New York Stock Exchange, is engaged in the distribution of electrical supplies for export and import. On October 11, 1996 the Company terminated the merger agreement. This action was taken pursuant to the provisions of the merger agreement which provided for termination if any action or proceeding is brought before a court to prohibit the transaction contemplated. A lawsuit was recently filed against Lehigh seeking to restrain or prohibit the transaction. The Company experienced no material expenses associated with this transaction or the termination of this transaction.

                            ORTHOPEDIC PRODUCTS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1995

                                                                                          Unaudited
                                                                                          ---------
                                    ASSETS
         Current Assets:
                  Accounts receivable (Net of allowance
                  for uncollectible accounts of $3,195)                                   $  459,645
                  Inventories                                                                593,650
                  Prepaid income taxes                                                        43,334
                  Deferred income tax benefit                                                 12,600
                                                                                          ----------

                           Total Current Assets                                           $1,109,229

         Property and Equipment (Net of accumulated
         depreciation of $154,874)                                                            26,427

         Other Assets:
                  Deposits                                                                     6,230
                  Intangible assets (Net of accumulated
                  amortization of $8,201)                                                     11,799
                                                                                          ----------
                           Total Other Assets                                                 18,029
                                                                                          ----------
                           TOTAL ASSETS                                                   $1,153,685
                                                                                          ==========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
         Current Liabilities:
                  Accounts payable and accrued expenses                                   $  238,631
                  Note payable - bank                                                        310,173
                  Current portion of long-term debt                                           42,849
                                                                                          ----------
                           Total Current Liabilities                                      $  591,653
         Other Liabilities:
                  Long-term debt                                                             225,467
                  Due to related parties                                                     149,100
                                                                                          ----------
                           Total Other Liabilities                                           374,567
                                                                                          ----------
                           Total Liabilities                                                 966,220
                                                                                          ==========
         Stockholders' Equity:
                  Common stock - $1. Par value, 7,500 shares
                  authorized, 1,170 shares issued and outstanding                              1,170
                  Additional paid-in capital                                                  90,308
                  Retained earnings                                                           95,987
                                                                                          ----------
                           Total Stockholders' Equity                                        187,465
                                                                                          ----------
                           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $1,153,685
                                                                                          ==========

                            ORTHOPEDIC PRODUCTS, INC.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1995


                                                                       Unaudited
                                                                       ---------
Sales                                                                   $738,823

Cost of Goods Sold                                                       481,214
                                                                        --------

Gross Profit                                                            $257,609

Operating Expenses:
         Selling                                                         142,090
         Administrative                                                  114,591
                                                                        --------

             Total Operating Expenses                                    256,681
                                                                        --------

Income Before Income Taxes                                                   928

Provision for Income Taxes                                                     0
                                                                        --------

Net Income                                                                   928

Retained Earnings - October 1, 1995                                       95,059
                                                                        --------

Retained Earnings - December 31, 1995                                   $ 95,987
                                                                        ========

                            ORTHOPEDIC PRODUCTS, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1995


                                                                 Unaudited
                                                                 ---------
Cash Flows from Operating Activities:
Net Income                                                       $    928
         Adjustments to reconcile to net cash
         provided by operating activities:
         Depreciation and amortization                           $  2,958
Changes in Current Assets and Liabilities:
         Increase in accounts receivable                          (28,391)
         Increase in inventory                                     (8,402)
         Decrease in prepaid insurance                              8,407
         Increase in accounts payable
         and accrued expenses                                      36,060
                                                                 --------

                  Net Adjustments                                  10,632
                                                                 --------
                  Net cash provided by operating activities        11,560

Cash Flows from Financing Activities:
         Net bank repayments                                       (1,454)
         Principal payment on long-term debt                       (3,940)
         Payment on sales tax audit settlement                     (6,166)
                                                                 --------


                  Net cash used by financing activities           (11,560)
                                                                 --------

Net Change in Cash                                                    -0-

Cash - October 1, 1994                                                -0-
                                                                 --------

Cash - December 31, 1995                                         $    -0-
                                                                 ========
Cash Paid For:
         Interest                                                $ 13,559
         Income Taxes                                                 -0-

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  INTRODUCTION

         The unaudited pro forma data presented in the unaudited pro forma combined financial statements are included in order to illustrate the effect on the Company's financial statements of the transactions described below. The pro forma information is based on the historical financial statements of the Companies.

         The unaudited pro forma combined statement of operations data for the year ended December 31, 1995 and the six months ended June 30, 1996 present adjustments for the combinations of the Company with Orthopedic Products Inc. On March 22, 1996, the Company exchanged a total of 270,000 shares of its common stock with a value of approximately $376,000 to acquire 100% of the common stock of Orthopedic Products, Inc, a Florida corporation. This transaction was accounted for as a purchase, and resulted in an excess purchase price over the fair value of identifiable assets acquired and liabilities assumed of approximately $57,000 which was allocated to goodwill.

         In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

         The unaudited pro forma combined financial statements should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto, and the Financial Statements and the Notes thereto of Orthopedic Products Inc, appearing elsewhere in this Prospectus. The pro forma combined statement of income (loss) data are not necessarily indicative of the results that would have been reported had such events actually occurred on the date specified, nor are they indicative of the Company's future results.

                                DHB CAPITAL GROUP INC. AND SUBSIDIARIES and ORTHOPEDIC PRODUCTS, INC.
                                    UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                                FOR THE YEAR ENDED DECEMBER 31, 1995
                                                           (IN THOUSANDS)


                                                                   DHB Capital
                                                                        and          Orthopedic                        Pro forma
                                                                   Subsidiaries       Products       Adjustments     Consolidated
                                                                   ------------      ----------      -----------     ------------
Net sales .......................................................    $ 14,494         $  3,086         $   --          $ 17,580

Cost of sales ...................................................       9,089            2,087             --            11,176
                                                                     --------         --------         --------        --------

    Gross Profit ................................................       5,405              999                0           6,404

                                                                                                            (44) (1)
Selling, general and administrative expenses ....................       5,140            1,238                4  (2)      6,338
                                                                     --------         --------         --------        --------

    Income before other income (expense) ........................         265             (239)              40              66
                                                                     --------         --------         --------        --------

Other Income (Expense)
    Interest expense, net of interest income ....................        (304)            --               --              (304)
    Dividend income .............................................           2             --               --                 2
    Payment to rescind restrictive covenant .....................        (250)            --               --              (250)
    Write-off of uncollectible loan receivable ..................        --               --               --                 0
    Realized gain on marketable securities ......................         676             --               --               676
    Unrealized gain on marketable securities ....................         347             --               --               347
                                                                     --------         --------         --------        --------
       Total Other Income (Expense) .............................         471             --               --               471
                                                                     --------         --------         --------        --------

Income (loss) before discontinued operations ....................         736             (239)              40             537

    Income from discontinued operations .........................        --               --               --                 0
                                                                     --------         --------         --------        --------

Income (loss) before income tax (benefit) .......................         736             (239)              40             537

       Income taxes (benefit) ...................................         492              (40)               0             452
                                                                     --------         --------         --------        --------

Net Income (loss) ...............................................    $    244         ($   199)        $     40        $     85
                                                                     ========         ========         ========        ========

(1) Assuming DHB acquired Orthopedic Products as of January 1, 1995, the debt would have been repaid as of January 1, 1995 and accordingly, the interest expense of $44,000 pertaining to the debt would have been eliminated. (The repayment of the debt was a stipulation in the purchase agreement)

(2) To amortize the $56,751 goodwill on OPI acquisition based over a 15 year life with an annual expense of $3,783.

                                DHB CAPITAL GROUP INC. AND SUBSIDIARIES and ORTHOPEDIC PRODUCTS, INC
                                    UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                           (IN THOUSANDS)


                                                                   DHB Capital     Jan 1 - March 22
                                                                       and            Orthopedic                        Pro forma
                                                                   Subsidiaries        Products       Adjustments     Consolidated
                                                                   ------------    ----------------   -----------     ------------
Net sales ....................................................       $19,875           $   643          $  --            $20,518

Cost of sales ................................................        13,449               442             --             13,891
                                                                     -------           -------          -------          -------

   Gross Profit ..............................................         6,426               201                0            6,627

                                                                                                            (10) (1)
Selling, general and administrative expenses .................         5,675                75                1  (2)       5,741
                                                                     -------           -------          -------          -------

   Income before other income (expense) ......................           751               126                9              886
                                                                     -------           -------          -------          -------

Other Income (Expense)
   Interest expense, net of interest income ..................          (248)             --               --               (248)
   Dividend income ...........................................            24              --               --                 24
   Unrealized gain on marketable securities ..................         1,470              --               --              1,470
                                                                     -------           -------          -------          -------
       Total Other Income (Expense) ..........................         1,246              --               --              1,246
                                                                     -------           -------          -------          -------

Income (loss) before discontinued operations .................         1,997               126                9            2,132

   Income from discontinued operations .......................          --                --               --                  0
                                                                     -------           -------          -------          -------

Income (loss) before income tax (benefit) ....................         1,997               126                9            2,132

       Income taxes (benefit) ................................           489                22                0              511
                                                                     -------           -------          -------          -------

Net Income (loss) ............................................       $ 1,508           $   104          $     9          $ 1,621
                                                                     =======           =======          =======          =======

(1) Upon the acquisition date DHB paid an debt of Orthopedic Products, an accordingly, the the interest expense of $10,000 pertaining to this debt would have been eliminated. ( The repayment of the debt was a stipulation in the purchase agreement)

(2) To Record the $946 amoritization of the $56,751 goodwill on the OPI acquisition for three months based on a 15 year life

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   DHB CAPITAL GROUP INC.



Date:  January 21, 1997                            By:  /s/ Mary Kreidell
                                                        ------------------
                                                        Mary Kreidell, Treasurer